UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2004

E-COM TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

325 - 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604-687-7207

Item 1. Changes in Control of Registrant

On April 26, 2004, Donald Sharpe acquired 20,459,002 of our common shares, from D. Forbes Investment Inc., representing 59.7% of our issued and outstanding voting shares, in consideration for the aggregate sum of $265,343. The transaction was effected pursuant to a share purchase agreement dated April 26, 2004 between Donald Sharpe, D. Forbes Investment Inc. and certain other shareholders.

Item 9. Regulation FD Disclosure

Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, effective May 12, 2004, Donald Sharpe and Drew Bonnell will be appointed as directors of our company, subsequent to the resignations of Mohammed Jiwani and Gerard Darmon as our directors and officers. In addition to being appointed as directors, Mr. Sharpe will be appointed as our President and Mr. Bonnell will be appointed Secretary, Treasurer and Chief Financial Officer to fill the vacancies created by the resignations of Messrs. Jiwani and Darmon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-COM TECHNOLOGIES CORPORATION

/s/ Dan Kostiuk
Dan Kostiuk, Vice President

Date: April 28, 2004